UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2025, Roadzen Inc. (the “Company”) entered into separate securities purchase agreements (the “Securities Purchase Agreements”) with certain institutional investors (the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase from the Company, an aggregate of 1,803,134 of the Company’s ordinary shares, par value of $0.0001 per share (the “Ordinary Shares”), for a purchase price of $1.25 per share, or approximately $2,253,917 in the aggregate. Avacara PTE Ltd. (“Avacara”), a significant shareholder of the Company, purchased 104,000 Ordinary Shares for a purchase price of $130,000. The Company’s Chief Executive Officer and director, Rohan Malhotra, is the principal owner and Managing Partner of Avacara.

Also on July 24, 2025, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to use its reasonable best efforts to file, on or before October 27, 2025, a registration statement covering the resale of all of the Ordinary Shares sold pursuant to the Securities Purchase Agreements.

The foregoing descriptions of the terms and conditions of the Securities Purchase Agreements and the Registration Rights Agreement do not purport to be complete and are qualified in its entireties by the full text of the form of Securities Purchase Agreement and Registration Rights Agreement, copies of which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Ordinary Shares sold pursuant to the Securities Purchase Agreements have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on July 24, 2025, the Company entered into separate amendments (the “RSU Amendments”) to the restricted stock unit awards (as previously amended, the “RSUs”) previously granted to Rohan Malhotra, the Company’s Chief Executive Officer and a director, Jean-Noel Gallardo, the Company’s Chief Financial Officer, and Ankur Kamboj, the Company’s Chief Operating Officer. Pursuant to the RSU Amendments, the 5,616,550 RSUs previously granted by the Company to Mr. Malhotra and the 1,250,007 RSUs previously granted by the Company to Mr. Kamboj were each amended to change the date on which such RSUs vest in full (subject to the executive’s continuous service with the Company through the vesting date) from September 17, 2025 to September 17, 2026, and the 115,000 RSUs previously granted by the Company to Mr. Gallardo were amended to change the date on which such RSUs vest in full (subject to the executive’s continuous service with the Company through the vesting date) from November 20, 2025 to November 20, 2026.

The foregoing description of the RSU Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the RSU Amendments, the form of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
10.3	Form of Amendment to Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	July 30, 2025	By:	/s/ Jean-Noel Gallardo
		Name:	Jean-Noel Gallardo
		Title:	Chief Financial Officer